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                                                                       EXHIBIT 5


                             FULLER, TUBB, POMEROY,
                          KIRSCHNER, BICKFORD & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                         100 NORTH BROADWAY, SUITE 3300
                          OKLAHOMA CITY, OK 73102-8805


THOMAS J. KENAN                                           TELEPHONE 405-239-3300
Of Counsel                                                FACSIMILE 405-235-3352
                                                      E-MAIL kenan@ix.netcom.com



                                 March 20, 1998





Albert L. Welsh, President
Summit Environmental Corporation, Inc.
Suite 202
4334 Northwest Expressway
Oklahoma City, OK  73112

                                      Re:     Summit Environmental Corporation,
                                              Inc.

Dear Mr. Welsh:

         I have reviewed the Forms SB-2 and S-4 Registration Statements of Summit Environmental Corporation, Inc. and am of the opinion that the securities being registered in the Form SB-2 Registration Statement have been legally issued, are fully paid, and are non-assessable and the securities being registered in the Form S-4 Registration Statement, when issued, will have been legally issued and fully paid and will be non-assessable.

                                  Sincerely,

                                  /s/ Thomas J. Kenan

                                  Thomas J. Kenan





                                                                       Exhibit 5
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